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EXHIBIT 10.5

                        TRUST UNDER SEMELE GROUP, INC.
                         INCENTIVE COMPENSATION PLAN

      This Agreement is by and between Semele Group, Inc. ("Semele") and Boston Private Bank and Trust Company as Trustee ("Trustee");

      WHEREAS, Semele has adopted a certain Incentive Compensation Plan containing provisions for payment of deferred compensation (the "Plan");

      WHEREAS, Semele has incurred or expects to incur liability under the terms of the Plan with respect to certain individuals as participants (together with their designated beneficiaries, the "Participants") in such Plan;

      WHEREAS, Semele wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Semele's creditors in the event of Semele's Insolvency, as herein defined, until paid to the Participants in such manner and at such times as specified in the Plans;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

      WHEREAS, it is the intention of Semele to contribute to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

       I.    Establishment of Trust

       A. Semele hereby deposits with Trustee in trust 154,826 shares of common stock of Semele Group, Inc. ("Shares"), which shall become the principal of the Trust to be held, invested, administered and disposed of by Trustee as provided in this Trust Agreement.

       B. The Trust hereby established shall be irrevocable.

       C. The Trust is intended to be a grantor trust, of which Semele is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

       D. The initial principal of the Trust, and any gains, losses, or earnings thereon, shall be held separate and apart from other funds of Semele and shall be used exclusively for the uses and purposes of the Plan Participants and Semele's general creditors as herein set forth. The Plan Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere

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unsecured contractual rights of Plan Participants against Semele. Any assets held by the Trust will be subject to the claims of Semele's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

       E. To meet its continuing obligations to Participants under the Plan, it is the intention of Semele, from time to time, to make additional deposits of Shares, cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor the Plan Participants shall have any rights under this Trust to compel such additional deposits.

       II.   Payments to Plan Participants and Their Beneficiaries.

       A. Semele shall deliver to Trustee a copy of the Plan that indicates the amounts payable in respect of the Plan Participants (and their beneficiaries), and the time of commencement for payment of such amounts under the Plans. Except as otherwise provided herein, Trustee shall make payments to each Plan Participant and his beneficiaries (or, in the event of forfeiture of a Participant's benefit, to Semele) in accordance with the Plan. Semele shall provide the Trustee with all information necessary to make such distribution and the Trustee will be entitled to rely on such information.

       B. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Semele. Semele shall provide the Trustee with all information necessary to make such tax withholding provision and the Trustee shall be entitled to rely on such information.

       C. The entitlement of the Plan Participant or his beneficiaries to benefits under the Plans shall be determined by Semele or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

       D. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Semele shall make the balance of each such payment as it falls due.

       E. Once all assets of the Trust have been expended in Plan payments in accordance with Section 2, to or for the benefit of general creditors of Semele in accordance with Section 3(b), or for Trust expenses in accordance with
Section 8 or 9, the Trust shall terminate and the Trustee shall have no further responsibility to make payments to Participant or his beneficiaries. Upon termination of the Trust, Trustee shall make payment as set forth in Section 12(b).
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       III.  Trustee Responsibility Regarding Payments to Trust
             Beneficiary When Semele Is Insolvent.

       A. Trustee shall cease payment of benefits to Plan Participants if Semele is Insolvent. Semele shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Semele is unable to pay its debts as they become due, or (ii) Semele is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

       B. At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Semele under federal and state law as set forth below.

             1. The Board of Directors and the President of Semele shall have the duty to inform Trustee in writing of Semele's Insolvency. If a person claiming to be a creditor of Semele alleges in writing to Trustee that Semele has become Insolvent, Trustee shall determine whether Semele is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plan Participants or their beneficiaries.

             2. Unless Trustee has actual knowledge of Semele's Insolvency, or has received notice from Semele or a person claiming to be a creditor alleging that Semele is Insolvent, Trustee shall have no duty to inquire whether Semele is Insolvent. Trustee may in all events rely on such evidence concerning Semele's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Semele's solvency.

             3. If at any time Trustee has determined that Semele is Insolvent, Trustee shall discontinue payments to the Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Semele's general creditors. While so holding such assets, Trustee shall make payments to such creditors if Semele shall so direct or, if Semele is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as a court of competent jurisdiction shall direct. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan Participants or their beneficiaries to pursue their rights as general creditors of Semele with respect to benefits due under the Plans or otherwise.

             4. Trustee shall resume the payment of benefits to the Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Semele is not Insolvent (or is no longer Insolvent).

       C. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan Participants or their beneficiaries under the Payment Schedule for the period of such discontinuance, less the aggregate amount of payments, if any, made to the Plan Participants or their beneficiaries by Semele in lieu of the payments provided for hereunder during any such period of discontinuance.
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       IV.   Payments to Semele.

       Except as provided in Section 2(a) and Section 3 and Section 6 and
Section 12(b) hereof, Semele shall have no right or power to direct Trustee to return to Semele or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants pursuant to the terms of the Plans.

       V.    Investment Authority and Trustee Powers.

       A. The Trustee shall retain any contributions of Shares in the form of Shares. If the Trustee receives contributions in the form of cash or other property, the Trustee shall invest such cash or other property in a diversified portfolio as the Trustee determines in its discretion.

       B. The Trustee may hold property in the name of a nominee without disclosure of its trust. No transfer agent, broker, bank or other person dealing with the Trustee need inquire into the Trustee's authority to make transfers or need see to the application of property received by the Trustee. To the extent permitted by law, the requirement of giving bond by the Trustee or of giving surety on any bond shall be dispensed with.

       C. Subject to the foregoing, the Trustee shall have the following powers exercisable without leave of court and without limiting any power otherwise given to the Trustee:

            1. Transfers. The Trustee may buy, sell or otherwise deal with securities (including without limitation stocks, bonds, mutual funds, and government securities) on such terms as the Trustee deems proper; the Trustee may take any action which it deems proper regarding the sale or exchange of securities in connection with any merger or other reorganization; and the Trustee may execute instruments of conveyance in such form as the Trustee deems proper.

            2. Contracts. The Trustee may make contracts binding upon the Trust estate without assuming personal liability therefor.

            3. Claims. The Trustee may pay a claim on such proof as the Trustee deems sufficient and may compromise disputed claims of or against the Trustee on such terms as the Trustee deems adequate.

            4. Banking and Brokerage Transactions. The Trustee may deposit funds with a bank, broker or other custodian. The Trustee may sign checks and other commercial paper and engage in banking and brokerage transactions on behalf of the Trust.

      VI.   Disposition of Income and Taxes Attributable Thereto.

      During the term of this Trust, all income received by the Trust shall be accumulated and reinvested. Semele shall be responsible for payment of all taxes payable on such net income, but shall be entitled to reimbursement from the Trust for any such taxes so paid.
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       VII.  Accounting by Trustee.

       The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made.

       VIII. Responsibility of Trustee.

       A. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no (and Semele indemnifies Trustee for any) liability to any person for any action taken pursuant to a direction, request or approval given by Semele which is contemplated by the terms of the Plans or this Trust and is given in writing by Semele. In the event of a dispute between Semele and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

       B. If the Trustee undertakes or defends any litigation arising in connection with this Trust, Semele agrees to indemnify Trustee against Trustee' costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be liable for such payments. If Semele does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

       C. Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

       D. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

       IX.   Compensation and Expenses of Trustee.

Semele shall pay all administrative and Trustee's fees and expenses. Trustee shall provide Semele with at least thirty (30) days advance notice of all such fees and expenses. If Semele does not pay such fees and expenses in a reasonably timely manner, Trustee may obtain payment from the Trust.

       X.    Resignation of Trustee.

       A. Trustee may resign at any time by written notice to Semele, which shall be effective 30 days after receipt of such notice unless Semele and Trustee agree otherwise.

       B. Upon appointment of a successor Trustee as provided in Section 11 herein, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of acceptance of the successor Trustee, unless Semele extends the time limit.
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       C. If Trustee ceases to serve hereunder, a successor shall be appointed, in accordance with Section 11 hereof, within 60 days after the vacancy occurs. If no such appointment has been made, one or more of the Participants or their beneficiaries may apply to a court of competent jurisdiction for appointment of a successor. All expenses of or the Participants or their beneficiaries in connection with the proceeding shall be paid by Semele.

       XI.   Appointment of Successor.

       A. Any needed Trustee shall be appointed by Semele. Any such successor Trustee shall be a financial institution having corporate trustee powers under state law. Any successor Trustee shall become Trustee upon the written acceptance of the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

       B. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Semele shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

       XII.  Amendment and Termination.

       A. This Trust Agreement may be amended by a written instrument executed by Trustee and Semele. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

       B. The Trust shall terminate when all benefit payments under the Plan have been made. Upon termination of the Trust as provided in Section 2(f), the Trustee shall pay any remaining Trust assets to Semele.

       XIII. Miscellaneous.

       A. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

       B. Benefits payable to the Plan Participants and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

       C. This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(d) The obligations of Semele hereunder may not be assigned, provided that such obligations shall be binding on any successor-in-interest of Semele.
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       XIV.  Effective Date

      This Trust shall be effective upon execution by the Trustee.

                                       Semele Group, Inc.


Date:  2/19/98                         By: /s/ Joseph W. Bartlett
                                           ----------------------
                                           Chairman, Compensation Committee

                                       Boston Private Bank and Trust
                                       Company, Trustee


Date:   2/24/98                        By: /s/ Timothy Lenicheck
                                           ---------------------
                                           Vice President